UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 8, 2017
Date of earliest event reported: March 2, 2017
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On March 7, 2017, Hooper Holmes, Inc., a New York Corporation (the “Company”), Piper Merger Corp., a New York Corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Provant Health Solutions, LLC, a Rhode Island limited liability company (“Provant”) and Wellness Holdings, LLC, a Delaware limited liability company (the "Seller") have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Provant, with Provant becoming a wholly-owned subsidiary of the Company and the survivor of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
As Merger consideration, the Company will issue a number of shares equal to its total number of shares of common stock, $0.04 par value per share (the “Common Stock”), outstanding, less the SWK Equity Requirement Shares (as defined below) (the “Merger Shares”), to the Provant equity holders (the “ Former Provant Owners”). Because the Company was required to issue 345,324 shares to certain investors in the 2017 Private Offering (as defined below) as a result of a ratchet provision in a prior offering (the “2016 Private Offering”), it expects to issue 10,448,849 million Merger Shares.
As a condition to increasing its term loan financing to the Company at closing of the Merger, the Company’s current term lender, SWK Funding LLC (“SWK”), requires the Company to raise $3.5 million by issuing new shares of Common Stock (the “SWK Equity Requirement Shares”) in exchange for cash by the time of closing, or within 90 days thereafter. Former Provant Owners have agreed to purchase up to, but no more than, half of the SWK Equity Requirement Shares on the same terms as the other investors in the SWK Equity Requirement Shares. As a part of its effort to sell the SWK Equity Requirement Shares, the Company is presently conducting a private offering (the “2017 Private Offering”) for up to 2 million shares of Common Stock at a price of $0.80 plus one-half warrant per share (the “2017 Private Offering Warrants”), with the warrants having a strike price of $1.35 per share. The 2017 Private Offering Warrants are exercisable for a period of four years from the date of issuance but are not exercisable during the first six (6) months after closing of the 2017 Private Offering. If all of the SWK Equity Requirement Shares are sold on these terms, the Company will issue 4,375,000 SWK Equity Requirement Shares.
Former Provant Owners intend to invest $2.5 million (“Pre-Closing Capital”) in Provant prior to the Merger in the form of subordinated, convertible debt bearing interest at 8.25% that will be converted to equity in the Seller immediately prior to closing of the Merger; provided, however, that to the extent that the Company’s net debt, as described in the Merger Agreement, immediately prior to closing of the Merger is less than negative $6.9 million if the closing is prior to May 15, 2017, or less than negative $6.5 million if the closing is on or after May 15, 2017, the amount of the Pre-Closing Capital that converts to equity in the Seller prior to closing of the Merger will be reduced on a dollar-for-dollar basis, with such non-converted debt becoming a non-convertible post-closing obligation of the surviving entity in the Merger, subordinated to the Company’s other borrowings.
The Company and Provant are in discussions with their respective investment bankers to accept Common Stock in exchange for a portion of the bankers’ fees (the “Banker Shares”). The Banker Shares will be issued immediately after, and conditioned on, closing of the Merger, so they will not be counted for purposes of determining the number of Merger Shares that are issued to the Former Provant Owners.
As a result of these transactions, it is anticipated that the Former Provant Owners will hold approximately 48% of the Company’s approximately 26.4 million outstanding shares of Common Stock at, or within 90 days following, closing of the Merger.
Consummation of the Merger is subject to certain closing conditions, including, among other things, approval of the issuance of Common Stock pursuant to the Merger Agreement by the shareholders of the Company and funding of the loan commitments described below. The Merger Agreement contains specified termination rights for both the Company and Provant, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee that is the greater of $500,000 or reimbursement for various expenses incurred in connection with the Merger, up to a maximum of $750,000.
Financing
The Company has received commitment letters for financing to support the Merger and provide working capital to the Company. Upon closing of the Merger, SWK will provide the Company with a $6.5 million, five year term loan at LIBOR plus 12.5%, a reduction of 150 basis points from the Company’s current term facility. Principal repayments will start in the first quarter of 2019. In addition, upon closing of the Merger, the Company’s current asset based credit facility will be expanded from $7.0 million to $10.0 million with an accordion to $15.0 million during high-volume months.
In addition, SWK has agreed to provide a $2.0 million seasonal revolving credit facility, which would be guaranteed by a Former Provant Owner. In exchange for its guarantee, the guarantor will receive a warrant at closing of the Merger for $200,000 worth of Common Stock based on the five-day average trading price of the Common Stock immediately prior to closing (the “10% Warrant”). If the guarantee is called, the guarantor would receive an additional warrant for $1.8 million worth of Common Stock based on the five-day average trading price of the Common Stock immediately prior to issuance (the “90% Contingent Warrant”). The 10% Warrant and the 90% Contingent Warrant will be exercisable for seven years and will each have a strike price equal to the average trading price used to determine the number of shares subject to such warrant. The 10% Warrant will not be exercisable during the first year after closing of the Merger. Also upon a call of the guarantee, the Company would issue a note for $2.0 million to the guarantor bearing interest at the lesser of 25% or the highest allowable legal rate.
Management and Governance
Upon closing of the Merger, Henry Dubois and Steven Balthazor will continue to serve as Chief Executive Officer and Chief Financial Officer, respectively, of the Company. Provant’s Chief Executive Officer, Heather Provino, will serve as Chief Strategy Officer of the Company, and Mark Clermont, Provant’s President, will serve as President and Chief Operating Officer of the Company.
The Board of Directors will consist of seven members, three of which will be current Company directors (the “Continuing Directors”), three of which will be chosen by the Former Provant Owners and one of which will be an independent director jointly nominated by the Continuing Directors and Former Provant Owners. Initially, the independent director will be the director who currently chairs the Company’s audit committee. The Company will continue to trade under the HH stock symbol. The Company will have two major locations in Olathe, Kansas and East Greenwich, Rhode Island.
Additional Information about the Merger and Where to Find It
In connection with the Merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a proxy statement/prospectus. Investors and securityholders of the Company are urged to read these materials when they become available because they will contain important information about the Company, Provant and the Merger. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Hooper Holmes, Inc., 560 N. Rogers Road, Olathe, Kansas 66062, Attention: Legal Department. Investors and securityholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the issuance of shares of Common Stock pursuant to the Merger.
The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
2017 Private Offering
Beginning on March 2, 2017, the Company entered into Securities Purchase Agreements (each, an “Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company has received proceeds of $1,370,000 in exchange for issuing approximately 1.7 million shares of the Common Stock for $0.80 per share plus the accompanying 2017 Private Offering Warrants. The Agreements and the 2017 Private Offering Warrants are part of the 2017 Private Offering being conducted by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder. Under the 2017 Private Offering, the Company may issue and sell up to 2.0 million shares of Common Stock for $0.80 per share and 2017 Private Offering Warrants to purchase up to an additional 1.0 million shares of Common Stock at an exercise price of $1.35 per share.
The 2017 Private Offering triggered the ratchet provisions under the 2016 Private Offering, which resulted in the issuance of an additional 345,324 shares of Common Stock to the investors in the 2016 Private Offering.
The 2017 Private Offering Warrants are exercisable beginning six (6) months after the date of issuance and ending on the fourth anniversary of the date of issuance. The 2017 Private Offering Warrants provide that the Company can call the warrants if the closing price of its Common Stock equals or exceeds $2.70 per share for ten consecutive trading days with a minimum trading volume of 100,000 shares per day, subject to certain additional conditions set forth in the warrants. If the holder of a 2017 Private Offering Warrant voluntarily exercises the warrant and the Company files a registration statement for the resale of the shares, the holder must pay the exercise price in cash. In all other circumstances, the exercise price may be paid via the “cashless exercise” method set forth in the 2017 Private Offering Warrant.
Each Agreement provides the Purchasers piggyback registration rights to register and sell shares acquired under the Agreement if the Company were to undertake a registered securities offering on Form S-1 or S-3 prior to the time at which the Purchasers’ shares may be resold under Rule 144 of the Securities Act. In addition, if the Company were to make another private or public offering of Common Stock, preferred securities, or securities convertible, exercisable, or exchangeable for Common Stock at a price per share lower than $0.80, each Agreement would require the Company to issue additional shares of Common Stock to the Purchasers in a number sufficient to cause the effective price per share paid by the Purchasers in the Offering to be equal to the new offering price. This “full ratchet” provision applies only to the shares, and not the 2017 Private Offering Warrants, issued under the Agreements and lasts for a period of 12 months following the date of the final closing under the 2017 Private Offering (which date could be extended in certain circumstances to a maximum of 36 months). The “full ratchet” provision is limited, however, to an aggregate share issuance under the Offering of 19.9% of the number of shares of Common Stock outstanding on March 2, 2017.
Pursuant to the Agreements, the Company has invited Dr. Robin Smith to attend all meetings of the Company’s board of directors in a nonvoting observer capacity for a period of one year. Dr. Smith will receive shares of Common Stock valued at one-half of the annual compensation paid to a director of the Company.

Pursuant to the 2016 Private Offering, Aracle Management, LLC had a right to nominate an independent director to the Company’s board of directors, and the purchasers were issued warrants to purchase Common Stock. In connection with the 2017 Private Offering, Aracle has waived its board appointment right and all of the warrants issued under the 2016 Private Offering have been terminated.
The foregoing description of the Agreements and the 2017 Private Offering Warrants is qualified in its entirety by reference to the full text of the Agreements and the 2017 Private Offering Warrants, forms of which are attached hereto as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Agreements and 2017 Private Offering Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure set forth above under the heading “2017 Private Offering” in Item 1.01 is hereby incorporated by reference into this Item 3.02.
Item 7.01.    Regulation FD Disclosure.
The Company hosted a conference call to discuss the Merger on March 8, 2017. The presentation used in the call is attached hereto as Exhibit 99.1 and incorporated herein by reference.
By filing the information in this Item 7.01 of this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report. The information contained herein is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01.    Other Events.
On March 8, 2017, the Company issued a press release announcing the Merger. The Company’s press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated as of March 7, 2017, by and among Hooper Holmes, Inc., Piper Merger Corp., Provant Health Solutions, LLC and Wellness Holdings, LLC.
4.1	Form of Warrant issued to the Purchasers.
10.1	Form of Securities Purchase Agreement between the Company and the Purchasers.
99.1	Merger Presentation dated March 8, 2017.
99.2	Press Release announcing the Merger dated March 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: March 8, 2017	By:	/s/ Steven R. Balthazor
Steven R. Balthazor, CFO